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                                                                   EXHIBIT 2.01

                             ARTICLES OF CONTINUANCE

YUKON                       BUSINESS CORPORATIONS ACT                 Form 3-01
JUSTICE                           (Section 190)
                                                        ARTICLES OF CONTINUANCE
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1.       Name of Corporation:


         Vista Gold Corp.
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2.       The classes and any maximum number of shares that the corporation is authorized to issue:


         See Schedule 1 attached hereto.
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3.       Restrictions if any on share transfers:


         None.
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4.       Number (or minimum or maximum number) of Directors:


         Minimum 3 - Maximum 8
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5.       Restrictions if any on businesses the corporation may carry on:


         The Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company.
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6.       If change of name effected, previous name:


         Not applicable.
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7.       Details of incorporation:


         Amalgamated under the laws of British Columbia on November 1, 1996 under the name "Vista Gold Corp.".
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8.       Other provisions if any:


         See Schedule 1 attached hereto
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9.       Date                         Signature                      Title

         December 17, 1997    (signed) William F. Sirrett          Secretary
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                                                             (STAMP)
                                                              FILED
                                                          DEC 17 1997
                                                   REGISTRAR OF CORPORATIONS



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                                   SCHEDULE 1

                         to the Articles of Continuance

                                       of

                                VISTA GOLD CORP.

1. The classes and any maximum number of shares that the Corporation is authorized to issue:

      an unlimited number of Common Shares; and an unlimited number of Preferred Shares.

      The Common Shares and the Preferred Shares shall have attached thereto the special rights and restrictions attached hereto as Annexure A.

2.    Other provisions, if any:

              (a) Shareholder meetings may be held in Vancouver, British Columbia or such place or places as the directors in their absolute discretion may determine from time to time.

              (b) The directors may, between annual general meetings, appoint one or more additional directors of the Corporation, to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting of the Corporation, and in no event shall the total number of directors exceed the maximum number of directors fixed pursuant to paragraph 4 of the Articles of Continuance.



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                                   ANNEXURE A

                    SPECIAL RIGHTS AND RESTRICTIONS ATTACHING
                     TO THE COMMON SHARES WITHOUT PAR VALUE

The Common Shares shall have attaching thereto the following special rights and restrictions:

1.1 The holders of the Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation and each Common Share shall confer the right to one vote in person or by proxy at all meetings of the shareholders of the Corporation, other than meetings of the holders of any other class of shares of the Corporation.

1.2 Subject to the rights of the holders of the Preferred Shares, the holders of the Common Shares shall in each year, in the discretion of the Directors, be entitled out of monies lawfully available for dividends to dividends in such amounts as may be determined in the absolute discretion of the Directors from time to time.

1.3 Subject to the rights of the holders of the Preferred Shares, in the event of the liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs, the remaining property and assets of the Corporation shall be distributed rateably to the holders of the Common Shares.


                    SPECIAL RIGHTS AND RESTRICTIONS ATTACHING
                             TO THE PREFERRED SHARES

The Preferred Shares shall have attached thereto the following special rights and restrictions:

2.1 The Preferred Shares may, upon compliance with the applicable provisions of the Business Corporations Act (Yukon Territory) (the "Corporations Act"), be issued at any time and from time to time in one or more series.

2.2 The Directors may, by resolution duly passed before the issuance of Preferred Shares of any series, alter the Articles to fix the number of Preferred Shares in, and to determine the designation of the Preferred Shares of each series and alter the Articles to create, define and attach special rights and restrictions to the Preferred Shares of each series, subject to the special rights and restrictions attached to all Preferred Shares and subject to the provisions of the Corporations Act.

2.3 The Preferred Shares shall be entitled to preference over the Common Shares of the Corporation with respect to the payment of dividends and may also be given such other preferences not inconsistent herewith over the Common Shares of the Corporation as may be determined by the Directors as to the series authorized to be issued.

2.4 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall be entitled rateably to receive the amount paid up on such shares before any amount shall be paid or any property or assets of the Corporation distributed to the holders of the Common Shares.

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2.5   The Preferred Shares of each series shall rank on a parity with the
Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary.

2.6 So long as any Preferred Shares are outstanding, the Corporation shall not at any time without, in addition to any approval that may then be prescribed by applicable law, the approval of the registered holders of the Preferred Shares given in writing by the registered holders of all the issued and outstanding Preferred Shares or given by a resolution passed at a meeting called and conducted in accordance with subparagraph 2.8 hereof and carried by the affirmative vote of not less than two-thirds of the votes cast at such meeting, create or issue any shares ranking prior to the Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its members for the purpose of winding up its affairs.

2.7 Except as otherwise provided with respect to any particular series of Preferred Shares and except as otherwise required by law, the registered holders of the Preferred Shares shall not be entitled as a class to receive notice of or to attend or to vote at any meetings of the shareholders of the Corporation.

2.8 The rights, privileges, restrictions and conditions attached to the Preferred Shares of the Corporation may be modified, abrogated, dealt with or affected with the sanction of either the consent in writing signed by the holders of all of the issued Preferred Shares, or a special resolution passed at a special meeting of the holders of Preferred Shares who are present in person or represented by proxy. To any such special meeting, all the provisions of the by-laws of the Corporation relating in any manner to general meetings or to the proceedings thereat, or to the rights of shareholders at or in connection therewith, shall mutatis mutandis apply, but so that the necessary quorum shall be two in number of the holders of Preferred Shares collectively holding or representing by proxy 51% of the issued Preferred Shares, and that if at any adjourned meeting a quorum is not present those holders of Preferred Shares who are present shall be a quorum.